Exhibit 99.2

News Release

Release:     Immediate                                                                 Contact:     Ronda J Williams
                           312-706-3232

Oil-Dri Board of Directors Declares Dividends

CHICAGO – December 8, 2009 – The Board of Directors of Oil-Dri Corporation of America (NYSE: ODC) today declared quarterly cash dividends of $0.15 per share of the Company’s Common Stock and $0.1125 per share of the Company’s Class B Stock.

The dividends will be payable on March 5, 2010, to stockholders of record at the close of business on February 19, 2010.  The Company has paid cash dividends continuously since 1974.

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Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for industrial, automotive, agricultural, horticultural and specialty markets and the world’s largest manufacturer of cat litter.